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                                                               EXHIBIT 10.3


         AGREEMENT ASSOCIATED WITH AMENDING THE JOINT VENTURE AGREEMENT
                           AND ARTICLES OF ASSOCIATION

Meeting Venue:      Wuhan Dong Feng Paper Company Limited
Meeting Time:       February 26, 1998


Wuhan Dong Feng Paper Factory ("Party A") and Hong Kong Orient Packaging Limited (originally known as Hong Kong Orient Financial Services Limited or "Party B") have jointly agreed and signed the Joint Venture Agreement and Articles of Association for establishing Wuhan Dong Feng Papers Co. Limited (the "JV") on December 20, 1996. The JV's operations are satisfactory since its establishment one year ago, however, both parties agreed that certain changes must be made to improve the JV's operations that are vital to the JV's further development. On this basis, Party A and Party B has reached the following agreements after thorough and friendly discussions:

1. In JV agreement, Article 13, Party B's capital contribution of Rmb10.638 million was to be completed by December 31, 1997. Up to now, Party B has injected Rmb5,190,000. Party B is herein committed to an additional Rmb5,450,000 before March 31, 1998 to complete Party B's capital contribution.

         Party B has loaned to the JV approximately Rmb2,000,000 in the past. Party A herein agrees to allow the JV to payback this loan from Party B for approximately Rmb2,000,000 immediately upon receiving this amount from the capital injection from Party B.

2. In the JV agreement appendix, "JV registered capital expansion agreement" Article 3.2, will be amended to, Party A and Party B agree to complete the capital expansion by March 31, 1999. Party A will contribute machinery and equipment valued in total at Rmb22.908 million. Party A's asset contribution must be approved by Party B. Party B will contribute cash of total Rmb34.362 million. The total registered capital of the JV will be expanded to Rmb75 million. Party B's contribution will be as follows:

         Date                                       Amount
         ----                                       --------

         Before June 30, 1998                       Rmb5,000,000
         Before September 30, 1998                  Rmb5,000,000
         Before December 31, 1998                   Rmb10,000,000
         Before March 31, 1999                      Rmb14,362,000
                                                    -------------
                                                    Rmb34,362,000

Party A and Party B will amend the relevant articles associated with registered capital increase in the Joint Venture Agreement and appendix agreement in accordance with the above schedule.

3. The JV Agreement Article 30, General Manager will be appointed by Party A will be amended. The Article 18 in the JV Agreement and Article 31 in the Articles of Association; "General Manager will be nominated by Party A" will be amended to allow

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         that Party B will appoint the Chairman of the Board and General
         Manager. This will reflect Party B's controlling interest in the JV and allows Party B's full management control of personnel, finance and materials. Party A will appoint Deputy Chairman, First Deputy General Manager and Deputy Accountant. Party A appointed employees in the JV will monitor the management of personnel, finance, and materials and will also be responsible for holding Party A's financial chop.

4. The JV Agreement Article 26 and Articles of Association Article 20 "The Board of Directors" will be amended. The Board of Directors will have 10 members. Party A will be entitled to 4 director seats and Party B will be entitled to 4 director seats and Party B will be entitled to 6 director seats on the JV's board.

5. The JV Agreement Article 38.1 and Article of Association Article 57.1 relates to "Retirement Insurance Scheme" and JV Agreement, Article 38.2 and Article of Association Article 57.2 relates to "Medical Collective Fee" and the JV Agreement appendix 2 relates to "Land, Property use right agreement" on the payment due date, the JV agrees to pay Party A, before the 5th day of each month, all relevant fees of the previous month according to the Joint Venture Agreement. Should the JV fail to perform, the daily penalty of the delay is 0.1% of the unpaid amount.

6. Any other amendment needed in the Joint Venture Agreement should be discussed and agreed by Party A and Party B and then submitted to relevant authorities for approval.

There will be 4 copies of this agreement. Each party should hold 2 copies. This agreement will become effective immediately after being signed and chopped by authorized persons.



Party A:  Wuhan Dong Feng Paper Factory


Party B:  Orient Packaging Limited


Date:  February 27, 1998


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